Exhibit 99.1

October 30, 2012

COMPANY CONTACT:
FutureFuel Corp.
Lee E. Mikles, CEO
(805) 565-9800 www.futurefuelcorporation.com

FutureFuel to Hold Third Quarter 2012 Financial Results Conference Call on November 9

CLAYTON, Mo. (October 30, 2012) – FutureFuel Corp. (NYSE: FF), a manufacturer of custom and performance chemicals and biofuels, today announced that it will release third quarter 2012 financial results after market close on Thursday, November 8, 2012. FutureFuel management will host an investment-community conference call on Friday, November 9, 2012, beginning at 9:00 a.m. Eastern time (8:00 a.m. Central time) to discuss financial results and provide a corporate update.

Individuals interested in participating in the conference call may do so by dialing (877) 251-1860 for domestic callers, or (224) 357-2386 for international callers. Those interested in listening to the conference call live via the Internet may do so by visiting the Investor Relations section of FutureFuel's website at www.futurefuelcorporation.com.

A replay of the webcast and call will begin approximately two hours after the live call has ended. The webcast replay will be available under Events and Presentations on the Investor Relations section of the FutureFuel website for 90 days. The telephone replay will be available for 48 hours by dialing (855) 859-2056 for domestic callers, or (404) 537-3406 for international callers, and entering the conference ID number 60028163.

About FutureFuel

FutureFuel is a leading manufacturer of diversified chemical products and biobased products comprised of biofuels and biobased specialty chemical products. In its chemicals business, it manufactures specialty chemicals for specific customers (custom manufacturing) as well as multi-customer specialty chemicals (performance chemicals). Its custom manufacturing product portfolio includes a bleach activator for a major detergent manufacturer, a proprietary herbicide and intermediates for a major life sciences company, and chlorinated polyolefin adhesion promoters and antioxidant precursors for a major chemical company. The performance chemicals product portfolio includes polymer (nylon) modifiers and several small-volume specialty chemicals for diverse applications. In its biofuels segment, the company predominantly produces biodiesel. Visit www.futurefuelcorporation.com for more information on FutureFuel.

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